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                                                                 EXHIBIT 10.6



                            FREDERICK L. ANGST

                           EMPLOYMENT AGREEMENT


          This will confirm our agreement under which you are to serve as Executive Vice President-Chief Merchandising Officer of Hills Department Store Company, a Delaware corporation (the "Subsidiary") and Hills Stores Company, (the "Parent"), together collectively referred to as (the "Company").


          1. TERM. The Company will employ you, and you accept employment, as provided herein, for a term beginning on the Effective Date (as defined in paragraph 6) and ending on the third anniversary of the Effective Date, unless sooner terminated as provided in paragraph 4.


          2. DUTIES AND RESPONSIBILITIES. During the term of employment, you shall be Executive Vice President-Chief Merchandising Officer of the Company. Your primary responsibilities will be the senior supervision of the merchandise procurement, product development, marketing/sales promotion and merchandise presentation activities of the Company and you will report to the President and Chief Executive Officer.


          3.   COMPENSATION AND BENEFITS.

          (a) Your compensation ("Base Compensation") during the term of employment shall be at the rate of $350,000 per year. In accordance with the Company's practice for its senior executives, you will be paid twice each month. Base Compensation shall be reviewed on an annual basis (the first performance review will be April 1998) and increased if the Compensation Committee of the Board of Directors deems it appropriate. No decrease in Base Compensation will be permitted during the term of this Agreement.

          (b) (i) You shall be entitled to participate in any bonus, stock option or other incentive compensation plans, profit-sharing plans, retirement plans, life and health insurance plans, vacation and other benefit plans which are made generally available to executives of the Company at a level commen-surate with your position and/or years worked for the Company. You shall also be entitled to such other perquisites as the Company or the Compensation Committee of the Board of Directors deem appropriate.

              (ii) You will be eligible to receive a performance bonus of up to fifty percent (50%) of your Base Compensation for each full fiscal year in accordance with the terms of the Company's performance bonus plan (Level 1). Assuming you are an employee of the Company on the next bonus payment date (March/April 1998), you will receive a bonus equal to the higher of the bonus payout attributable to your new position or the bonus that would have been payable to you had you remained in the Vice President-Ladies Apparel position for the entire year.



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             (iii)  You will receive on or about the Effective Date, an option grant to purchase 25,000 shares of the Common Stock of the Company pursuant to the Company's 1993 Incentive and Nonqualified Stock Option Plan.

          (c) You shall be entitled to reimbursement for your ordinary and necessary business expenses, travel and entertainment incurred in the performance of your services hereunder. You shall provide the Company with documentation of such expenses in accordance with the Company's normal practices.

          (d) You shall be entitled to use an apartment rented by the Company in the Canton, MA area.


          4.   TERMINATION.

          (a) BY THE COMPANY. Your employment hereunder shall terminate upon your death and may be terminated at the option of the Company forthwith upon delivery of Notice of Termination or upon 90 days' Notice of Termination in the case of Disability.

               (i) Upon termination by the Company for Cause, the Company shall have no further obligations whatsoever to you hereunder, other than for payment of any unpaid Base Compensation (as hereinafter defined) and vested benefits under any retirement plans to which you are a participant in accordance with the terms of the specific plans, accrued to the date of termination, and reimbursement of any unused vacation pay accrued to the date of termination and any reimbursable expenses incurred prior to the date of termination.

              (ii) Upon termination by virtue of death or Disability, your Base Compensation shall cease to accrue as of the effective date of termination, but you or your estate shall be entitled to payment of: any unpaid Base Compensation accrued to the date six (6) months following the date of termination; a pro rata portion of any bonuses or other incentive compensation payable pursuant to paragraph 3(b) with respect to the fiscal year of termination, determined on the basis of the portion of such fiscal year up to the date of termination; and vested benefits under any retirement plans to which you are a participant (in accordance with the terms of the specific plans) accrued prior to the date of termination; and reimbursement of any unused vacation pay accrued to the date of termination and any reimbursable expenses incurred prior to the date of termination.

             (iii) Upon termination, by the Company without Cause (other than for reasons of death or Disability) or by you, pursuant to paragraph 4(b), you shall, subject to the following sentence, continue to receive your Base Compensation twice a month in accordance with paragraph 3(a) (not a lump payout) and the Company shall maintain in full force and effect Insurance Benefits (as defined and limited below), in each case for the full term of this Agreement or the date twelve (12) months after the date (the "Notice Date") on which a Notice of Termination is given, whichever is later; and you shall be further entitled to receive: (A) vested benefits under any retirement plans to which you are a participant in accordance with the terms of the specific plans accrued prior to




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date of termination; and (B) reimbursement of any unused vacation pay accrued to the date of termination and any reimbursable expenses incurred prior to the date of termination. Should your employment be terminated without Cause, you shall have an obligation to use reasonable efforts to seek other employment appropriate to your skill and experience, and to promptly notify the Company upon obtaining any such employment; and your Base Compensation shall be reduced by the amount of any direct compensation earned by you and paid to you. For purposes of this paragraph 4(a)(iii), "Insurance Benefits" shall mean all life and health insurance or other similar plans in which you were entitled to participate immediately prior to the date of termination. If, your continued participation in any or all such plans is not possible under the general terms and provisions thereof because you are no longer deemed to be an employee of the Company, the Company itself shall pay or provide for payment of such Insurance Benefits.

          As used herein - "Cause" shall mean (A) the willful failure by you to perform your functions and assume your responsibilities in accordance with the terms of this Agreement, which failure amounts to material neglect of your duties, after a written demand for substantial performance is delivered to you by the Company, (B) the willful engagement by you in conduct which is materially injurious to the Company or any of its subsidiaries or affiliates, monetarily or otherwise, (C) the misappropriation (including the unauthorized use or dis-closure of confidential or proprietary information of the Company or any of its subsidiaries or affiliates) or embezzlement with respect to the Company or any of its subsidiaries or affiliates, (D) a conviction of or guilty plea or confession by you to any fraud, conversion, misappropriation, embezzlement or felony, (E) your failure to substantially perform any material covenant to be performed by you hereunder after a written demand for substantial performance is delivered to you by the Company, or the taking of any action in the course of your employment under this Agreement that is known by you to have been pro-hibited by Company policy or by this Agreement, or (F) the failure to comply with your obligations as set forth in paragraph 5(f) herein.

          As used herein - "Disability" shall mean that, as a result of any physical or mental disability, you are unable to perform your major duties hereunder for a continuous period of 120 days or a total of at least 180 days in any period of 365 consecutive days.

          (b) BY THE EMPLOYEE FOR GOOD REASON. Subject to the conditions set forth below, if any one of the following events occurs during the term of this Agreement, it will be considered "Good Reason" for you to exercise your right to terminate your employment hereunder:

               (i) A material breach by the Company of any of the provisions of this Agreement; or

              (ii) The Company's failure to retain you as its Executive Vice President-Chief Merchandising Officer; or

             (iii) A significant change in the nature or scope of your responsibilities, authorities, powers, functions or duties (other than a change resulting from an effective promotion).




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          Your right to terminate your employment under paragraphs 4(b)(i),
(ii), (iii) is conditioned upon your giving written notice to the President, with a copy to the Vice President-Secretary, of your decision to terminate employment not later than three months after the occurrence of the event giving rise to your right to terminate. Such termination of employment shall be effective one month after your written notice has been delivered to the Company provided the occurrence specified in the notice shall be continuing.

          Any purported termination of your employment shall be communicated by written Notice of Termination from one party to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (c) In addition to the reasons set forth in paragraph 4(b), you may terminate your employment hereunder at any time, with or without Good Reason, upon 90 days' Notice of Termination to the Company. In the event of a termination by you pursuant to this paragraph 4(c), the Company shall have no further obligations whatsoever to you hereunder, other than for payment of any unpaid Base Compensation accrued to the date of termination and vested benefits under any retirement plans to which you are a participant in accordance with the terms of the specific plans in effect up to the date of termination; and reimbursement of any properly reimbursable expenses incurred prior to the date of termination.


          5.   COVENANTS.

          (a) You recognize that the knowledge, information and relationships with customers, suppliers and agents, and the knowledge of the Company's business methods, systems, plans and policies which you will establish, receive or obtain as an employee of the Company, are valuable and unique assets of the business of the Company. You will not, during or within two (2) years after the term of your employment, disclose any such knowledge or information pertaining to the Company, its customers, suppliers, agents, policies or other aspects of its business, for any reason or purpose whatsoever, except pursuant to your duties hereunder or as otherwise authorized by the Company in writing. The foregoing restriction shall not apply, following termination of your employment hereunder, to knowledge or information which (i) is in or enters the public domain without violation of this Agreement or other obligations of confiden-tiality by you or your agents or representatives, (ii) you can demonstrate was in your possession on a non-confidential basis prior to the commencement of your employment with the Company, or (iii) you can demonstrate was received or obtained by you, on a non-confidential basis from a third party who did not acquire it wrongfully or under an obligation of confidentiality, subsequent to the termination of your employment hereunder.

          (b) All memoranda, notes, records or other documents made or compiled by you or made available to you while employed concerning customers, suppliers, agents or personnel of the Company, or the Company's business methods, systems, plans and policies, shall be the Company's property and shall be delivered to the Company on termination of your employment or at any other time on request.


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          (c)  During the term of your employment and for two (2) years there-
after, you shall not, except pursuant to and in furtherance of your duties hereunder, directly or indirectly solicit or contact any employee of the Company with a view to inducing or encouraging such employee to leave the employ of the Company for the purpose of being hired by you, an employer affiliated with you or any competitor of the Company.

          (d) You acknowledge that the provisions of this paragraph 5 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, you agree that, in addition to any other relief to which the Company may be entitled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining you from any actual or threatened breach of such covenants.

          (e) In the event that, following the termination of this Agreement, you are entitled to receive any further payments other than for compensation or other amounts accrued prior to termination or expiration of this Agreement, such payments shall nonetheless cease and the Company shall no longer be obligated to make such payments if there is a material breach by you of any of the covenants in this paragraph 5 and you shall forthwith, upon demand of the Company, repay any such amounts paid to you subsequent to the date such breach occurred.

          (f) (i) The Company acknowledges that you are the Chief Executive Officer of "Take Care Wear", a single store retailer of uniforms located in the Philadelphia, PA area, which may expand to additional stores during the term of this Agreement, and agrees that your current level of involvement with "Take Care Wear" does not constitute a conflict of interest with your responsibilities to the Company and does not interfere with your duties and time commitments to the Company. You acknowledge that any expansion of your involvement or time commitment to "Take Care Wear" may be a conflict of interest and interfere with the performance of your responsibilities and duties to the Company.

              (ii) It is agreed that, should your involvement with "Take Care Wear" increase to the point where the Company determines there is a conflict with your duties or time commitments to the Company or interference with your responsibilities to the Company and such conflict or interference continues for thirty (30) days after written notice of same is provided to you by the Company, then the Company may terminate your employment for Cause as per paragraph 4(a) of this Agreement.

          (g) The Company acknowledges that you will not be relocating your residence or your family to the Canton, MA area and the Company has agreed to take certain steps, such as providing you with an apartment in the Canton, MA area, to accommodate you in this regard. These accommodations by the Company are based on your commitment and agreement that eighty percent (80%) of your office time (not including store visits and field travel time) will be spent in the Canton, MA office and no more than twenty percent (20%) of your office time will be spent in the New York Buying Office.

          (h) In the event the Company relocates its corporate offices away from the Canton/Boston, MA area, you will be expected to relocate and you will be provided the senior executive relocation package to assist in this relo-cation. This package does not include reimbursement for club memberships.

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          6.   EFFECTIVE DATE OF AGREEMENT.  The "Effective Date" of this
Agreement is July 22, 1997.


          7.   MISCELLANEOUS.

          (a) This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but may not be assigned by either party without the prior written consent of the other.

          (c) Any notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly made when delivered or 2 days after being mailed by United States registered mail, return receipt requested and postage prepaid, addressed as follows (or to such other address as you or the Company may specify by notice hereunder to the other):


               If to you:

                    Frederick L. Angst
                    4 Georgetown Circle
                    Newtown, PA 18940
                    (or at such other address
                    as you provide to the
                    Vice President-Secretary
                    in writing)

               If to the Company or the Parent:

                    Hills Stores Company
                    15 Dan Road
                    Canton, Massachusetts  02021
                    Attention:  Vice President-Secretary


          (d) Captions have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Agreement.

          (e) The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision.

          (f) This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts.






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          (g)  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. If the foregoing correctly sets forth our understanding on the subject matter hereof, kindly sign and return to the Company the enclosed copy hereof, which will thereupon become our binding agreement.

                                        Sincerely,

                                        Hills Department Store Company



                                        By:/s/ Gregory K. Raven
                                           -------------------------
                                           Gregory K. Raven
                                           President

                                        Hills Stores Company


                                        By:/s/ William K. Friend
                                           -------------------------
                                           William K. Friend
                                           Vice President-Secretary

Agreed:

Employee

/s/ Frederick L. Angst
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Frederick L. Angst

August 20, 1997
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Date



















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